                                                                     Exhibit 7.5

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                            -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                    ----------------------------------------

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                     A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                    ----------------------------------------

                               JPMORGAN CHASE BANK
               (Exact name of trustee as specified in its charter)

NEW YORK                                                              13-4994650
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                                         10017
(Address of principal executive offices)                              (Zip Code)

                                Thomas F. Godfrey
                  Vice President and Assistant General Counsel
                               JPMorgan Chase Bank
                       1 Chase Manhattan Plaza, 25th Floor
                               New York, NY 10081
                               Tel: (212) 552-2192
            (Name, address and telephone number of agent for service)

                  --------------------------------------------

                              INTRAWEST CORPORATION
               (Exact name of obligor as specified in its charter)

CANADA                                                                       N/A
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

200 BURRARD STREET, SUITE 800
VANCOUVER, BRITISH COLUMBIA
V6C 3L6, CANADA
(604) 669-9777
(Address of principal executive offices)                              (Zip Code)

                        Senior Notes 7.50% Due 10/15/2013
                       (Title of the indenture securities)
                                     GENERAL

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Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

              New York State Banking Department, State House, Albany, New York 12110.

              Board of Governors of the Federal Reserve System, Washington, D.C., 20551

              Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

              Federal Deposit Insurance Corporation, Washington, D.C., 20429.


         (b)  Whether it is authorized to exercise corporate trust powers.

              Yes.

Item 2.  Affiliations with the Obligor and Guarantors.

         If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

         None.




                                      -2-
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Item 16.   List of Exhibits

           List below all exhibits filed as a part of this Statement of Eligibility.

           1. A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

           2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

           3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

           4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

           5. Not applicable.

           6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

           7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

           8.  Not applicable.

           9.  Not applicable.

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 14th day of November, 2004 ,


                                        JPMORGAN CHASE BANK

                                        By: Michael A. Jones
                                            ------------------------------------
                                            Michael A. Jones
                                            Vice president

                J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
                             STATEMENT OF CONDITION

                               SEPTEMBER 30, 2004

                                                                          ($000)
                                                                       ---------
ASSETS
   Cash and Due From Banks                                             $  28,672
   Securities                                                            145,134
   Loans and Leases                                                      110,847
   Premises and Fixed Assets                                              11,202
   Intangible Assets                                                     384,284
   Goodwill                                                              201,011
   Other Assets                                                           45,941
                                                                       ---------
      Total Assets                                                     $ 927,091
                                                                       =========

LIABILITIES
   Deposits                                                            $  94,426
   Other Liabilities                                                      55,575
                                                                       ---------
      Total Liabilities                                                  150,001

EQUITY CAPITAL
   Common Stock                                                              600
   Surplus                                                               701,587
   Retained Earnings                                                      74,903
                                                                       ---------
      Total Equity Capital                                               777,090
                                                                       ---------
      Total Liabilities and Equity Capital                             $ 927,091
                                                                       =========